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              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C. 20549

                         _____________

                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the

                Securities Exchange Act of 1934


Date of earliest event
  reported:  September 19, 2001


                        AMR CORPORATION
    (Exact name of registrant as specified in its charter)


        Delaware                   1-8400                75-1825172
  (State of Incorporation) ( Commission File Number)    (IRS Employer
                                                      Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)            (Zip Code)


                        (817) 963-1234
                (Registrant's telephone number)







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Item 5.  Other Events

On September 11, 2001, two American Airlines aircraft were hijacked and destroyed in terrorist attacks on The World Trade Center in New York City and the Pentagon in northern Virginia. On the same day, two United Air Lines aircraft were also hijacked and used in terrorist attacks. In addition to the loss of all passengers and crew on board the aircraft, these attacks resulted in untold deaths and injuries to persons on the ground and massive property damage. In the immediate aftermath of the attacks, the Federal Aviation Administration ("FAA") closed the U.S. airspace (except for military operations) for several days.
      Subsequently, Standard & Poor's announced that it had placed the long-term corporate credit ratings of all U.S. airlines on CreditWatch with negative implications. Likewise, Moody's Investors Service announced that it had placed the credit ratings of American and a number of other U.S. airlines on review for possible downgrade.
      The impact of the events of September 11, 2001 on American will depend on a number of factors, including the following: (i) the number of and the size of the claims that will be made against American arising from the events of September 11, 2001, and the adequacy of American's insurance to cover any liability associated with these claims; (ii) the adverse impact of the terrorist attacks on the economy in general; (iii) the likelihood of a further decline in air travel because of these attacks and as a result of a reduction in American's operations; (iv) the costs associated with new airline security directives and any other increased regulation of air carriers; (v) a possible increase in the price of jet fuel; (vi) the number of crew members who may be called for duty in the reserve forces of the armed services and the resulting impact on American's ability to operate as planned; and (vii) the economic losses to American from the FAA's shutdown of the U.S. air traffic system.
      American, United and other U.S. air carriers have approached the federal government to seek legislative relief, including governmental financial assistance. In the case of American and United, the relief sought includes protection from liabilities for claims relating to the attacks that may be brought by persons other than those on the affected aircraft. There is no assurance when or if any such relief will be forthcoming or that it will be adequate.
      At this point, American is unable to estimate the impact on it of the events of September 11, 2001 and their consequences. However, given the magnitude of these unprecedented events and the possible subsequent effects, American expects that the adverse impact to its financial condition, its operations and its prospects will be material and could be highly material. Furthermore, to the extent the federal government fails to provide American adequate protection from liabilities as discussed above, those liabilities may exceed American's financial resources.





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                           SIGNATURE



     Pursuant  to the requirements of the Securities  Exchange
Act of 1934, the registrant has duly caused this report to  be
signed  on  its  behalf  by  the  undersigned  hereunto   duly
authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  September 19, 2001